UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 13, 2026

Genasys Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	000-24248	87-0361799
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16262 West Bernardo Drive
San Diego, California		92127
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 858 676-1112

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.00001 par value per share	GNSS	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On July 13, 2026 (the “Effective Date”), Genasys Inc. (the “Company”) entered into, and closed on, a Third Amendment to Term Loan and Security Agreement (the “Third Amendment”) among the Company, Evertel Technologies, LLC, Zonehaven LLC, Genasys Puerto Rico, LLC, the lenders from time to time party thereto and Cantor Fitzgerald Securities, as administrative agent and collateral agent, to amend that certain Term Loan and Security Agreement entered into among such parties on May 13, 2024 (as amended, the “Term Loan Agreement”). On the Effective Date, the principal amount outstanding under the Term Loan Agreement, all of which relates to the Closing Date Term Loan (as defined in such agreement), was $15,206,812.50.

Under the Third Amendment, among other things, (i) the maturity date of the Closing Date Term Loan is extended from July 13, 2026 to July 13, 2027; (ii) the regular interest rate applicable to the Closing Date Term Loan will remain at three-month SOFR plus 5%; however, the Closing Date Term Loan will also be subject to a guaranteed minimum return of 20% (the “MOIC”); (iii) the Company is obligated to make monthly payments on the Closing Date Term Loan of $1 million beginning on October 1, 2026, which will include repayment of principal and the MOIC thereon; and (iv) the default interest rate is raised to 5% above the per annum rate otherwise applicable. In connection with the Third Amendment, on the Effective Date, the Company entered into an amendment (the “Warrant Amendment”) to the Warrant Agreement, dated as of May 13, 2024, by and between the Company and its warrant agent to extend the exercise period of the warrants issued thereunder from May 13, 2029 to May 13, 2030 and to reduce the exercise price of the warrants from $2.53 per share to $2.28 per share.

The Third Amendment and the Term Loan Agreement contain customary representations and warranties of the Company, affirmative and negative covenants (including, without limitation, a $4 million minimum liquidity covenant, as well as covenants restricting the Company from certain distributions, investments, indebtedness, sales of assets, loans, and payments), events of default and remedies thereupon, indemnification obligations of the Company, termination provisions, and other obligations and rights of the parties.

The foregoing descriptions of the Third Amendment and Warrant Amendment are qualified by reference to the full text of the Third Amendment and Warrant Amendment, respectively, which are filed as Exhibits 10.1 and 10.2 hereto, respectively, and incorporated herein by reference. The Third Amendment has been included to provide investors with information regarding its terms. The representations, warranties and covenants contained in the Third Amendment were made only for purposes of the Third Amendment and as of specific dates, were solely for the benefit of the parties to the Third Amendment, are subject to limitations agreed upon by the parties thereto, and should not be relied upon by investors.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure set forth in Item 1.01 of this Current Report on Form 8-K and in Item 3.02 of the Company’s Current Report on Form 8-K filed on May 14, 2024 is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On July 15, 2026, the Company issued a press release in connection with the transaction, which is attached hereto as Exhibit 99.1.

The information furnished in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1

Third Amendment to Term Loan and Security Agreement, dated July 13, 2026, among Genasys Inc., Evertel Technologies, LLC, Zonehaven LLC, Genasys Puerto Rico, LLC, the lenders party thereto and Cantor Fitzgerald Securities, as administrative agent and collateral agent.

10.2	First Amendment to Warrant Agreement, dated July 13, 2026, by and among Genasys, Inc., Equiniti Trust Company, LLC, as successor to Issuer Direct Corporation, and the holders party thereto.

99.1	Press Release, dated July 15, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Genasys Inc.

Date:	July 15, 2026	By:	/s/ Cassandra L. Hernandez-Monteon
Cassandra L. Hernandez-Monteon Chief Financial Officer